UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________________________________
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 21, 2016

  ______________________________________________________
NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)
  ______________________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-31465 (Commission File Number)	35-2164875 (I.R.S. Employer Identification No.)

1201 Louisiana St., Suite 3400 Houston, Texas (Address of principal executive offices)		77002 (Zip code)

Registrant’s telephone number, including area code: (713) 751-7507
 ______________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On March 21, 2016, NRP Oil and Gas LLC, a wholly owned subsidiary of Natural Resource Partners L.P. (“NRP Oil and Gas”), entered into an amendment to its reserve-based revolving credit facility (the “Fourth Amendment”) and repaid $10.0 million thereunder, which reduced the outstanding balance thereunder to $75.0 million. In connection with such repayment, the borrowing base under the facility was reduced from $85.0 million to $75.0 million. This borrowing base reduction was made in lieu of the next scheduled borrowing base redetermination in May 2016. In the Fourth Amendment, NRP Oil and Gas also agreed with the lenders that the borrowing base will be reduced to $70.0 million on August 1, 2016, with any outstanding amounts under the facility in excess of $70.0 million due and payable on that day. In addition, the borrowing base will be further reduced to $50.0 million on October 1, 2016, with any outstanding amounts under the facility in excess of $50.0 million due and payable on that day. The next scheduled redetermination of the borrowing base under the facility will occur in November 2016.

The Fourth Amendment amends the financial covenants contained in the facility as follows:

•
The maximum total leverage ratio (defined as the ratio of the total debt of NRP Oil and Gas to its EBITDAX) will be increased from 3.5x to 4.0x at March 31, 2016 and 4.5x at June 30, 2016. Thereafter, the total leverage ratio will decrease to 3.5x for the remainder of the term of the facility.

•	The minimum current ratio will decrease from 1.0x to 0.75x at March 31, 2016 and June 30, 2016 and revert to 1.0x thereafter for the remainder of the term of the facility.

In addition, effective on the date of the Fourth Amendment, indebtedness under the NRP Oil and Gas facility bears interest, at NRP Oil and Gas’s option, at:

•	the higher of (i) the prime rate as announced by the agent bank; (ii) the federal funds rate plus 0.50%; or (iii) LIBOR plus 4.0%; or

•	a rate equal to LIBOR, plus an applicable margin of 4.0%.

The commitment fee on the unused portion of the borrowing base under the facility was also amended to be a flat 0.50% fee.

The Fourth Amendment contains several other amendments, including a requirement for NRP Oil and Gas to pay down the facility each month with excess cash flow (which amounts may not be reborrowed and will result in a corresponding reduction in the borrowing base) and a requirement to use the net proceeds of any asset sales to repay the facility (which amounts may not be reborrowed and will result in a corresponding reduction in the borrowing base). In addition, the Fourth Amendment waives the delivery of 2015 audited financials containing an audit opinion containing “a “going concern” or like qualification or exception” as an event of default under the facility.

A copy of the Fourth Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. This description is a summary and is qualified in its entirety by the complete text of the Fourth Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01. “Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
10.1
Fourth Amendment to Credit Agreement, effective March 21, 2016, among NRP Oil and Gas LLC as Borrower, each of the Lenders signatory thereto, and Wells Fargo Bank, N.A. as administrative agent for the Lenders.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.

	By:	NRP (GP) LP
its General Partner
	By:	GP Natural Resource Partners LLC
its general partner

Date: March 22, 2016	By:	/s/ Kathryn S. Wilson
Kathryn S. Wilson
Vice President and General Counsel